UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2026

PENGUIN SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-38102

Delaware	36-5142687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45800 Northport Loop West
Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.03 par value per share	PENG	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2026, the board of directors (the “Board”) of Penguin Solutions, Inc. (the “Company”) increased the authorized size of the Board to eight members, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed David Heard to the Board and as a member of the Compensation Committee of the Board, effective immediately. Mr. Heard will serve as a Class I director, with an initial term expiring at the Company’s 2029 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation, disqualification, or removal.
Mr. Heard, age 58, has served as President of Network Infrastructure at Nokia, a global leader in fixed and mobile broadband infrastructure, since June 2025. Mr. Heard joined Nokia in February 2025 as Chief Strategic Growth Officer, Network Infrastructure in connection with Nokia’s acquisition of Infinera Corporation, a technology leader in optical systems, optical semiconductors and software-defined bandwidth. Prior to joining Nokia, Mr. Heard served at Infinera Corporation as Chief Executive Officer from November 2020 to February 2025, as Chief Operating Officer from October 2018 to November 2020, and as General Manager, Products and Solutions from June 2017 to October 2018. Earlier roles included senior positions at JDS Uniphase Corporation, BigBand Networks, Inc., Somera Communications, Inc., Lucent Technologies, and AT&T. Mr. Heard also served as a member of the board of directors of Infinera Corporation from November 2020 to February 2025 and currently serves on the Max M. Fisher College of Business Alumni Board. Mr. Heard holds a Master of Science in Management as a Sloan Fellow from the Stanford Graduate School of Business, a Master of Business Administration from the University of Dayton, and a Bachelor of Arts in Production and Operations Management from The Ohio State University.
Mr. Heard will receive cash and equity compensation pursuant to the terms of the Company’s Independent Director Compensation Policy, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 19, 2025. In connection with his appointment, Mr. Heard will receive an initial grant of 4,485 restricted stock units, vesting as to 2,562 of the restricted stock units on the first anniversary of the grant date and the remainder on January 31, 2028, subject to Mr. Heard’s continued service as a director through each vesting date. Mr. Heard will also enter into the Company’s standard form of indemnification and advancement agreement with the Company.
The Board determined that Mr. Heard qualifies as “independent” in accordance with Nasdaq’s listing requirements, including those requirements specifically applicable to compensation committee members. No arrangement or understanding exists between Mr. Heard and any other person pursuant to which Mr. Heard was selected as a director of the Company. There are no family relationships between Mr. Heard and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K. Mr. Heard has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01     Regulation FD Disclosure.
On May 18, 2026, the Company issued a press release announcing the appointment of Mr. Heard as a member of the Board. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference.
The information furnished pursuant to Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1#*	Form of Indemnification and Advancement Agreement for Directors and Officers
10.2#**	Independent Director Compensation Policy
99.1***	Press release titled “Penguin Solutions Strengthens AI Factory Platform Strategy with Appointment of David Heard to Board of Directors” dated May 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to Exhibit 10.1 to the Form 8-K12B filed June 30, 2025.
**	Incorporated by reference to Exhibit 10.2 to the Form 8-K12B filed June 30, 2025.
***	Furnished herewith.
#	Indicates management contract or compensatory plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026	Penguin Solutions, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer

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